GABELLI ETFs TRUST N-1A/A

Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Gabelli ETFs Trust of our report dated December 24, 2020, relating to the statement of assets and liabilities of Gabelli Love Our Planet & People ETF, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 24, 2020